Exhibit 4.2

Registration Rights Agreement Joinder

March 1, 2012

WHEREAS, Caesars Operating Escrow LLC (“Escrow LLC”), Caesars Escrow Corporation (“Escrow Corporation” and, together with Escrow LLC, the “Issuers”), Caesars Entertainment Corporation (“Parent Guarantor”) and J.P. Morgan Securities LLC, as representative (the “Representative”) of the several Initial Purchasers heretofore executed and delivered a Registration Rights Agreement (“Registration Rights Agreement”), dated February 14, 2012, providing for the registration of notes substantially similar to the Notes (as defined therein) (capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement);

WHEREAS, as a condition to the release of the proceeds from the sale of the Notes from escrow, Caesars Entertainment Operating Company, Inc. (the “Company”) has agreed to assume all obligations of the Issuers under the Notes and the Indenture (as defined in the Registration Rights Agreement) and become the successor obligor of the Notes in all respects, pursuant to the CEOC Assumption (as defined in the Registration Rights Agreement); and

WHEREAS, the Company has agreed to become party to the Registration Rights Agreement upon the consummation of the CEOC Assumption.

NOW, THEREFORE, the Company hereby agrees for the benefit of the Initial Purchasers, as follows:

1. Joinder. The Company hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this joinder agreement (the “Registration Rights Agreement Joinder”), and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgments attributable to the Company in the Registration Rights Agreement as if the Company was a party thereto as of the date of the Registration Rights Agreement; and (iii) perform all obligations and duties required and be entitled to all the benefits of the Company pursuant to the Registration Rights Agreement.

2. Representations and Warranties and Agreements of the Company. The Company hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Registration Rights Agreement Joinder and to consummate the transactions contemplated hereby and under the Registration rights Agreement.

3. Release of Obligations of Escrow Issuers. Upon execution of this Registration Rights Agreement Joinder by the Company and the Representatives and the joinder hereby of the Company to the Registration Rights Agreement, the Issuers are released and discharged from all obligations under the Registration Rights Agreement.

4. Counterparts. This Registration Rights Agreement Joinder may be signed in one or more counterparts (which may be delivered in original form or via facsimile), each of which shall constitute an original when so executed and delivered and all of which together shall constitute one and the same agreement.

5. Amendments. No amendment or waiver of any provision of this Registration Rights Agreement Joinder, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties to the Registration Rights Agreement.

6. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

7. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Senior Vice President and
Chief Financial Officer

The foregoing Registration Rights Agreement Joinder is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:	/s/ Authorized Signatory
Name: Title:

For itself and as Representative of the other Initial Purchasers.